Exhibit 10.1

SUBSCRIPTION AGREEMENT

February 17, 2021

CF Finance Acquisition Corp. III

110 East 59th Street

New York, NY 10022

AEye, Inc.

1 Park Place, Suite 20

Dublin, CA94568

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between CF Finance Acquisition Corp. III, a Delaware corporation (the “Company”), and AEye, Inc., a Delaware corporation (“Target”), pursuant to that certain Agreement and Plan of Merger, dated as of February 17, 2021 (as it may be amended, the “Transaction Agreement”), by and among, the Company, Meliora Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Target, the Company is seeking commitments to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $10.00 per share (the “Purchase Price”), in a private placement to be conducted by the Company (the “Offering”).

On the date set forth on the signature page of this subscription agreement (this “Subscription Agreement”), the Company is entering into subscription agreements substantially similar to this Subscription Agreement (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other subscribers (the “Other Subscribers”), pursuant to which the Other Subscribers, severally and not jointly, have agreed to purchase in the Offering, effective on the closing date of the Transaction, inclusive of the shares of Common Stock to be purchased by the undersigned, an aggregate amount of up to 22,500,000 shares of Common Stock, at the Purchase Price. In connection therewith, the undersigned subscriber (“Subscriber”) and the Company agree as follows:

1. Subscription. Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Subscriber, such number of shares of Common Stock as is set forth on the signature page of this Subscription Agreement (the “Shares”) at the Purchase Price per Share and on the terms provided for herein.

2. Closing; Delivery of Shares.

(a) The closing of the sale of Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and concurrently with, the Transaction Closing.

(b) At least seven (7) Business Days (as defined below) before the anticipated Closing Date, the Company shall deliver written notice to the Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days after receiving the Closing Notice, the Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Shares to the Subscriber. No later than 4:00 p.m. (Eastern time) one (1) Business Day prior to the Closing Date, Subscriber shall deliver the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing. The Company shall deliver to Subscriber (i) at the Closing, the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable, and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Shares (in book entry form) on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly (but in no event later than three (3) Business Days after the anticipated Closing Date specified in the Closing Notice) return the Purchase Price so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified in writing by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation, unless and until this Subscription Agreement is terminated in accordance with Section 7 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing immediately prior to or substantially concurrently with the consummation of the Transaction. For the avoidance of doubt, if any termination hereof occurs after the delivery by Subscriber of the Purchase Price for the Shares, the Company shall promptly (but not later than three (3) Business Days thereafter) return the Purchase Price to Subscriber without any deduction for or on account of any tax, withholding, charges or set-off.

3. Closing Conditions. In addition to the conditions set forth in Section 2:

(a) General Conditions. The Closing is also subject to the satisfaction or valid waiver in writing by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred; and

(ii) all conditions precedent to each party’s obligation to effect the Transaction set forth in the Transaction Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (as determined by the parties to the Transaction Agreement and other than those conditions that, by their nature, (x) may only be satisfied at the Transaction Closing (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements), but subject to the satisfaction or waiver of such conditions as of the Transaction Closing, or (y) will be satisfied by the Closing and the closing of the transactions contemplated by the Other Subscription Agreements), and the Transaction Closing shall be scheduled to occur immediately prior to, concurrently with or immediately following the Closing.

(b) Company Conditions. The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date or as of such specific date, as applicable;

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing; and

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated by this Subscription Agreement illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Subscription Agreement.

(c) Subscriber Conditions. The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver in writing by the Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date or as of such specific date, as applicable;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(iii) no amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement;

(iv) there has not occurred any Material Adverse Effect;

(v) after giving effect to the issuance of Common Stock in this Offering and pursuant to the consummation of the Transaction on the Closing Date, no fewer than 24,000,000 shares of Common Stock will have been issued and be outstanding;

(vi) no closing condition, if any, appearing in the Transaction Agreement made available to the undersigned prior to the execution of this Subscription Agreement relating to minimum cash of the Company as of the closing of the Transaction shall be waived or amended;

(vii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated by this Subscription Agreement illegal or otherwise preventing or prohibiting consummation of the transactions contemplated by this Subscription Agreement; and

(viii) no suspension of the qualification of the Common Stock for offering or sale or trading on Nasdaq or NYSE (as defined below), as applicable, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Shares shall be approved for listing on Nasdaq or NYSE, as applicable, subject to official notice of issuance.

4. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) Authorization; Enforcement. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) Issuance. The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation, the Company’s bylaws or under the laws of the State of Delaware.

(d) No Conflicts. The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, will be done in accordance with the Nasdaq or New York Stock Exchange (“NYSE”) marketplace rules, as applicable to the Company on such date, and (i) will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Company or the combined company after giving effect to Transaction (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement.

(e) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) any required filing of a Notice of Exempt Offering of Securities on Form D with U.S. Securities and Exchange Commission (the “Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing with the Commission of a registration statement pursuant to Section 8, (iii) the filings required by applicable state or federal securities laws, (iv) the filings required in accordance with Section 6(c), (v) any filings or notices required by Nasdaq or the NYSE, as applicable, (vi) those required to consummate the Transaction as provided under the Transaction Agreement, (vii) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (viii) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Capitalization. As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, (ii) 30,000,000 shares of Class B common stock, par value of $0.0001 per share (the “Class B Common Stock”) and (iii) 1,000,000 shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”). As of the date of this Subscription Agreement, (A) 23,500,000 shares of Common Stock are issued and outstanding, (B) 5,750,000 shares of Class B Common Stock are issued and outstanding, (C) 7,666,666 redeemable public warrants to purchase Common Stock are issued and outstanding, (D) 166,666 private placement warrants to purchase Common Stock are issued and outstanding, and (E) no Preferred Stock is issued and outstanding. All (1) issued and outstanding shares of Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below), as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company shares of Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than Merger Sub, a Delaware corporation, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. As of the date hereof, the Company had no outstanding long-term indebtedness (other than fees payable under the business combination marketing agreement entered into in connection with its initial public offering and other indebtedness to be repaid at Closing) and will not have any such long-term indebtedness immediately prior to the Closing (other than fees payable under the business combination marketing agreement entered into in connection with its initial public offering and other indebtedness to be repaid at Closing).

(g) Registration of Common Stock. As of the date of this Agreement, the issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Nasdaq Capital Market (the “Trading Market”) under the symbol “CFAC.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Trading Market or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq or the NYSE, as applicable, of the Company’s listing application with respect to the Transaction. The Company has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(h) Regulatory Actions. Except for such matters as have not had and would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(i) Compliance. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) Broker Fees. Except as set forth in the following sentence, the Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than compensation paid to Cantor Fitzgerald & Co. as placement agent to the Company (the “Placement Agent”), and Guggenheim Securities, LLC, as capital markets advisor to Target, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscriber in connection with the sale of any shares of Common Stock in the Offering.

(k) Investment Company. The Company is not, and immediately after receipt of payment for the shares of Common Stock being sold in the Offering, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l) Private Placement. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(m) SEC Reports; Financial Statements. As of their respective dates, all forms, reports, statements, schedules, proxies, registration statements and other documents filed by the Company with the Commission prior to the date of this Subscription Agreement (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the ordinary shares with the Commission. A copy of each SEC Report is available to the Subscriber via the Commission’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(n) No Side Letters. Other than the Other Subscription Agreements and the Transaction Agreement, the Company has not entered into any subscription agreement, side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in the Company through the Offering. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than the Subscriber hereunder.

(o) No Anti-Dilution. There are no securities or instruments issued by the Company containing anti-dilution provisions that will be triggered by the issuance of (i) the Shares or (ii) the Common Stock to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(p) No Bankruptcy. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

5. Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to the Company that:

(a) Subscriber Status. At the time the Subscriber was offered the Shares, it was, and as of the date hereof, the Subscriber is (i) an “accredited investor” (within the meaning of Rule 501 of Regulation D under the Securities Act) (an “Accredited Investor”) or a Qualified Institutional Buyer (as defined in 144A of the Securities Act) (a “QIB”), as indicated in the questionnaire attached as Exhibit A hereto (an “Investor Questionnaire”), and (ii) is acquiring the Shares only for its own account and (iii) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber, if not an individual, is not an entity formed for the specific purpose of acquiring the Shares.

(b) Nature of Investment. The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares delivered at the Closing shall contain a legend or restrictive notation to such effect, and as a result of such restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c) Authorization and Enforcement. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound which would reasonably be expected to have an adverse effect on the legal authority of the Subscriber to enter into and perform its obligations under this Subscription Agreement, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity. If the Subscriber is not an individual, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(d) Other Representations. The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, or any of its officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication, other than the representations, warranties, covenants and agreements herein.

(e) Tax Treatment. The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) Receipt of Disclosure. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received (or in the case of documents filed with the Commission, had access to) the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of the Company, dated as of November 12, 2020 and filed with the Commission (File No. 333-249367) on November 13, 2020 (the “SPAC Prospectus”), (ii) each filing made by the Company with the Commission following the filing of the SPAC Prospectus through the date of this Subscription Agreement, (iii) the Transaction Agreement, a copy of which will be filed by the Company with the Commission and (iv) the investor presentation by the Company and the Target, a copy of which will be furnished by the Company to the Commission. The undersigned understands the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(g) No General Solicitation. The Subscriber became aware of this Offering of the Shares solely by means of direct contact between the Subscriber and the Company, the Placement Agent(s) or a representative of the Company or the Placement Agent(s), and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company, the Placement Agent(s) or a representative of the Company or the Placement Agent(s). The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered to the Subscriber by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h) Investment Risks. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Documents and in the Company’s filings with the Commission. The Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

(i) Compliance. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

(j) Diligence Disclaimer. Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(k) OFAC/Patriot Act. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(l) No Reliance on Placement Agent. In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber, the investor presentation provided to Subscriber and the representations and warranties of the Company set forth herein. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agent(s) concerning the Company, Target or the Shares or the offer and sale of the Shares. No disclosure or offering document has been provided by the Placement Agent(s) in connection with the offer and sale of the Shares. The Placement Agent(s) and each of their respective members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company. In connection with the issue and purchase of the Shares, the Placement Agent(s) have not made any recommendations regarding an investment in the Company or the Shares or acted as the Subscriber’s financial advisor or fiduciary.

The Subscriber understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Company.

6. Additional Covenants.

(a) Transfer Restrictions.

(i) The Shares may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, or a transfer to the Company or to one or more affiliates of the Subscriber or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure, of the Subscriber, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and such transferee and each Subscriber affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of the Subscriber under this Subscription Agreement.

(ii) The Company acknowledges and agrees that the Subscriber may from time to time after the Closing pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Subscriber may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided that the Subscriber and its pledgee shall be required to comply with other provisions of this Section 6 in order to effect a sale, transfer or assignment of the Shares to such pledgee. At the Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the Shares may reasonably request in connection with a pledge or transfer of the Shares.

(iii) The Subscriber agrees to the imprinting, so long as is required by this Section 6(a), of a legend on any of the Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(iv) Subject to applicable requirements of the Securities Act and the interpretations of the Commission thereunder and any requirements of the Company’s transfer agent, the Company shall ensure that instruments, whether certificated or uncertificated, evidencing the Shares shall not contain any legend (including the legend set forth in Section 6(a)(iii)), (A) while a registration statement covering the resale of such Shares is effective under the Securities Act, (B) following any sale of such Shares pursuant to Rule 144 under the Securities Act (“Rule 144”), (C) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

(v) The Subscriber agrees with the Company that the Subscriber will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that, if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Shares as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

(b) Furnishing of Information; Public Information. Until the earliest of (i) the first date on which the Subscriber can sell all of its Shares under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and (ii) three (3) years from the Closing Date, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(c) Public Disclosure. The Company shall (a) by 9:30 a.m. ET on the first Business Day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (“Disclosure Time”), and (b) file a Current Report on Form 8-K, including the Transaction Agreement and the investor presentation provided to Subscriber, or the material non-public information contained therein, as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by or on behalf of the Company, the Target or any of their respective officers, directors, employees or agents (including the Placement Agent(s)) in connection with the transactions contemplated by this Subscription Agreement. Prior to the Closing, the Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, neither party shall publicly disclose the name of the other party, or include the name of the other party in any filing with the Commission, any regulatory agency or Nasdaq or the NYSE, as applicable, without the prior written consent of the party being disclosed, except to the extent such disclosure is required by applicable law, Commission, Nasdaq or the NYSE, as applicable, regulations or at the request of any governmental or regulatory agency or as required by legal process, in which case (to the extent legally permissible) written notice of such disclosure permitted under this clause shall be made to the other party prior to or as reasonably practicable following such disclosure.

(d) Non-Public Information. Following the Disclosure Time or otherwise as required by applicable law, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Subscriber with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Subscriber shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company; provided, that each Subscriber shall be solely responsible for its compliance with federal, state and foreign securities laws.

(e) Listing of Common Stock. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed (or the NYSE) until Closing and, prior to the Closing, the Company shall apply to list or quote the Common Stock and all of the Shares on Nasdaq or the NYSE, as determined by the Company, and promptly secure the listing of all of the Common Stock and Shares on Nasdaq or the NYSE, as applicable. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(f) Other Subscription Agreements. No Other Subscription Agreements will be amended in any material respect following the date of this Subscription Agreement, and each Other Subscription Agreement will reflect the same Per Share Purchase Price and terms that are not materially more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement.

(g) Certain Transactions and Confidentiality. The Subscriber covenants that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it, has executed or will execute any purchases or sales of any of the Company’s securities during the period that commenced at the time that the Subscriber first learned of the transactions contemplated hereunder and ending at such time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 6(c). The Subscriber covenants that until such time as the transactions contemplated by this Subscription Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 6(c), the Subscriber will maintain the confidentiality of the existence and terms of the Transaction and the transactions contemplated hereby. Notwithstanding the foregoing and notwithstanding anything contained in this Subscription Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Subscriber makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 6(c), (ii) the Subscriber shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Subscription Agreement are first publicly announced pursuant to the initial press release as described in Section 6(c) and (iii) the Subscriber shall have no duty of confidentiality or duty not to trade in the securities of the Company as set forth in this Section 6(g) to the Company after the issuance of the initial press release as described in Section 6(c). Notwithstanding the foregoing, (i) in the case that the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets, this Section 6(g) shall only apply with respect to the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement and any other portfolio manager that has direct knowledge of this investment and (ii) the representations set forth in this Section 6(g) shall not apply to any other entity, affiliate or client under common management with the Subscriber that have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the Transactions (including the Subscriber’s controlled affiliates and/or affiliates).

(h) Subscriber Undertaking. The Company may request from the Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information to the Company upon such request, and provided that the Company agrees to keep confidential any such information provided by the Subscriber.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the “Agreement End Date” as defined in the Transaction Agreement, as it may be amended by the Company and the Target pursuant to the Transaction Agreement or (d) at the election of the Subscriber if the Closing shall not have occurred by November 15, 2021 or, if earlier, six (6) months from the date the Company first files a registration statement on Form S-4 with the Commission with respect to the Transaction; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and (ii) each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement and the provisions of this Section 7 and Sections 9 and 10 will survive any termination of this Subscription Agreement and continue indefinitely.

8. Registration Rights.

(a) The Company agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Date”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the initial registration statement and any other registration statement that may be filed by the Company under this Section 8, “Registration Statement”), and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Transaction Closing and (ii) the 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). The Company agrees that the Company will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) three (3) years from the date of effectiveness of the initial Registration Statement, (ii) the date on which the Subscriber ceases to hold the Shares covered by such Registration Statement, or (iii) on the first date on which the Subscriber can sell all of its Shares under Rule 144 of the Securities Act without restriction, including without limitation, any volume or manner of sale restrictions and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares (including disclosure of its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act), and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to Subscriber at least five (5) Busines Days in advance of filing the Registration Statement with the Commission. Any failure by the Company to file the Registration Statement by the Filing Date or for the Registration Statement to be declared effective by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth in this Section 8. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the option, in its sole and absolute discretion, to either (i) have an opportunity to withdraw from the Registration Statement, in which case the Company’s obligation to register the Shares will be deemed satisfied, or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. For purposes of this Section 8, “Shares” shall mean, as of any date of determination, the Shares and any other equity security of the Company issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b) In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii) advise Subscriber within two (2) Business Days:

(A) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(B) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events listed above, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding the Company;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Common Stock has been listed; and

(vi) use its commercially reasonable efforts (A) to take all other steps necessary to effect the registration of the Shares contemplated hereby and (B) for so long as the Subscriber holds Shares, to file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144.

(c) The Company may delay filing or suspend the use of any such registration statement (x) if it determines, upon advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, (y) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s Annual Report on Form 10-K for its first completed fiscal year, or (z) if the Company’s Board of Directors, upon advice of legal counsel, reasonably believes that such filing or use would materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay filing or suspend use of any registration statement on more than two occasions or for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case in any 12-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will (i) immediately discontinue offers and sales of the Shares under the Registration Statement until the Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law. If so directed by the Company, the Subscriber will deliver to the Company or, in Subscriber’s sole discretion, destroy all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up. In addition to the removal of restrictive legends at the Subscriber’s request contemplated by Section 6(a)(iv), during any periods that a Registration Statement registering the resale of the Shares is effective or when the Shares may be sold pursuant to Rule 144 under the Securities Act or may be sold without restriction under Rule 144, the Company shall, at its expense, cause the Company’s transfer agent to remove any restrictive legends on any Shares sold by the Subscriber within two (2) Business Days of the date that such Shares are sold and the Subscriber notifies the Company of such sale (and prior to removal the Subscriber provides the Company with any customary representations in connection therewith). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Shares without any such legend.

(d) From and after the Closing, the Company shall indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), and the officers, employees, affiliates, directors, partners, members, managers, investment advisors, attorneys and agents of the Subscriber, and each person, if any, who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (the Subscriber and each of the foregoing, a “Subscriber Indemnified Party”), from and against any losses, judgments, claims, damages, liabilities or reasonable costs or expenses (including reasonable attorneys’ fees) (collectively, “Losses”), that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 8, except to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information furnished in writing to the Company by a Subscriber Indemnified Party expressly for use therein. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

(e) From and after the Closing, the Subscriber shall, severally and not jointly with any Other Subscriber, indemnify, defend and hold harmless the Company, and the officers, employees, affiliates, directors, partners, members, managers, attorneys and agents of the Company, and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any Losses, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, to the extent that such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by a Subscriber Indemnified Party expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Notwithstanding the forgoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld, delayed or conditioned).

(f) If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 8 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(f) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 8(f) shall be individual, not joint, and in no event shall the liability of the Subscriber under this Section 8(f) be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

(g) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(h) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

9. Trust Account Waiver. The Subscriber hereby represents and warrants that it has had the opportunity to read the SPAC Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the SPAC Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within 6 months after the closing of the IPO (as such date may be extended by the Company’s sponsor to up to 22 months) and is subject to further extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees that notwithstanding anything to the contrary contained in this Subscription Agreement, Subscriber does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”), and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Subscriber commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s sole remedy shall be against funds held outside of the Trust Account (other than Public Distributions) and that such claim shall not permit the Subscriber (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 9 to the contrary, nothing herein shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

10. Miscellaneous.

(a) Transferability. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by the Subscriber without the prior written consent of the Company, and any purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, prior to the Closing the Subscriber may assign all of its rights and obligations under this Subscription Agreement to an affiliate of the Subscriber, or to any fund or account managed by the same investment manager as Subscriber, that is an Accredited Investor or a QIB, so long as the Subscriber provides the Company with at least three (3) Business Days’ prior written notice of such assignment and a completed Investor Questionnaire duly executed by such assignee; provided, further that (i) such assignee will be deemed to have made to the Company each of the representations, warranties and covenants of the Subscriber set forth in Section 5 as of the date of such assignment and as of the Closing Date, and (ii) no such assignment by the Subscriber will relieve the Subscriber of its obligations under this Subscription Agreement, and the Subscriber will remain secondarily liable under this Subscription Agreement for the obligations of the assignee hereunder.

(b) Reliance. The Subscriber acknowledges that the Company, the Placement Agent(s) and, following the Closing, the Target will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement, provided, however, that the Closing may only be enforced against the Subscriber by the Company. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect and which would cause any of the conditions to Closing in Sections 3(a) or 3(b) to not be satisfied. The Company is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Company acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify the Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect and which would cause any of the conditions to Closing in Sections 3(a) or 3(c) to not be satisfied. The Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Survival. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(d) Amendments and Waivers. This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought. Section 4, Section 5, this Section 10(d), Section 10(o) and Section 11 may not be amended, modified, terminated or waived in any manner that is material and adverse to the Placement Agent(s) without the written consent of the Placement Agent(s).

(e) Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by the Company and the Subscriber in connection with the Offering).

(f) Successors and Assigns. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g) Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(h) Counterparts. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile, electronic mail or in .pdf (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i) Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek equitable relief, including an injunction or injunctions, to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Each party hereto further agrees that none of the parties hereto or the Placement Agent or Target shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10(i), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(j) GOVERNING LAW AND JURY TRIAL. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Venue. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if there is no federal jurisdiction, in the state courts sitting in New York County in the State of New York (the “Chosen Court”) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the extent it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Subscriber hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

(l) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the addresses set forth on the applicable signature pages hereto.

(m) Headings and Certain Defined Terms. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement, and references to any Section or Subsection shall refer to the numbered and lettered Sections and Subsections of this Agreement. As used in this Subscription Agreement, the term: (x) “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company will include the Company’s sponsor, CF Finance Holdings III, LLC.

(n) Further Assurances. At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

(o) Third Party Beneficiaries. The parties hereto agree that (a) the Placement Agent(s) are express third-party beneficiaries of the representations, warranties and covenants of the Company contained in Section 4, the representations, warranties and convents of the Subscriber contained in Section 5, and their express rights set forth in Section 10(d) and this Section 10(o), and (b) the Target is an express third-party beneficiary of the representations, warranties and covenants contained in this Agreement. Except for the foregoing, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns.

11. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any Other Subscriber pursuant to the Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) nor (ii) the Placement Agent(s), their respective affiliates or any of their or their affiliates’ respective control persons, officers, directors or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

12. Several not Joint. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement or any other investor under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CF FINANCE ACQUISITION CORP. III

By:
Name:
Title:

Address for Notice:

CF Finance Acquisition Corp. III
110 East 59th Street

New York, New York 10022

Email: CFFinanceIII@cantor.com
Attention: Chief Executive Officer

Copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105

Attn:	Stuart Neuhauser, Esq.
Matthew A. Gray, Esq.
Email:	sneuhauser@egsllp.com
mgray@egsllp.com

Telephone No.: (212) 370-1300
Facsimile No.: (212) 370-7889

and

Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York 10022
Email: smerkel@cantor.com
Attention: Stephen Merkel, General Counsel

{Signature Page to Subscription Agreement}

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:

Email:

Facsimile No.:

Telephone No.:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount: $

Number of Shares:

EIN Number:

{Signature Page to Subscription Agreement}

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that either (a) the undersigned is an “Institutional Account” as such term is defined in FINRA Rule 4512(c) or (b) the undersigned has provided a suitability questionnaire in form and substance reasonably satisfactory to the Placement Agent on or prior to the date hereof.

The undersigned represents and warrants that the undersigned is an “accredited investor” as such term is defined in Rule 501(a) (1), (2), (3), (7) or (9) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______	(i)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______	(ii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_______	(iii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the Commission under the section 203(l) or (m) of the Investment Advisers Act;

_______	(iv)	An insurance company as defined in section 2(13) of the Exchange Act;

_______	(v)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______	(vi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______	(vii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______	(viii)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______	(ix)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______	(x)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

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_______	(xi)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_______	(xii)	an entity in which all of the equity owners are “accredited investors”; and/or

_______	(xiii)	An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities and owning investments in excess of $5,000,000.

_______	(xiv)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xiii) above.

2.1	Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐	Limited Partnership	☐	Corporation
☐	General Partnership	☐	Revocable Trust
☐	Other Type of Trust (indicate type):
☐	Other (indicate form of organization):

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:

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